EXHIBIT 3.1(c)

          Articles of Amendment to the Articles of Incorporation filed
                               September 26, 1996

             ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                           OF NONA MORELLI'S II, INC.

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                      Pursuant to Section 7-106-102 of the
           Colorado Business Corporation Act of the State of Colorado
         [Shareholder approval not required pursuant to ss.7-106-102 (4)
                    of the Colorado Business Corporation Act]
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         NONA MORELLI'S II, INC., a corporation organized and existing under the laws of the State of Colorado ("the Company"), DOES HEREBY CERTIFY that pursuant to the authority contained in Article VII of its Articles of Incorporation, and in accordance with the provisions of ss.7-106-102 of the General Corporation Law of the State of Colorado, the Company's Board of Directors has duly adopted these Articles of Amendment of the Articles of Incorporation determining the Designations, Rights and Preferences of the classes of its authorized Preferred Stock, herein designated as Series C Convertible Preferred Stock and Series D Convertible Preferred Stock:

         Section 7.1 of Article VII, Capital, is hereby amended to read as follows:

         "Section 7.1. The aggregate number of shares which the Corporation shall have the authority to issue is 75,000,000 shares, of which 25,000,000 shares shall be Preferred Stock and shall be issued at a par value of $.01 per share, and 50,000,000 shares shall be Common Stock and shall be issued at a par value of $.01 per share. No share shall be issued until it has been paid for, and it shall thereafter be nonassessable."

         Section 7.2 and 7.3 of Article VII, Capital, are added to read as follows:

         "Section 7.2 A series of the class of Preferred Stock is hereby created, such series to be designated as Series C Preferred Stock, with the designations and amount thereof, together with the voting powers, preferences and relative, participating, optional and other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, to be as follows:

                  Section 7.2.1 Designation and Amount. One Million (1,000,000) shares of Nona Morelli's II, Inc. (the "Company") authorized preferred stock, par value $.01 per share, are designated as shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock").

                  Section 7.2.2 Rank. The Series C Preferred Stock shall be senior to the common stock and the Company's Series D Convertible Preferred Stock.

                  Section 7.2.3 Dividends. The holders of the Series C Preferred Stock shall be entitled to receive common stock dividends when, as, and if declared by the Board of Directors of the Company, at the rate of one share of $.01 par value per share common stock (the "Common Stock") for each ten shares of Series C Preferred Stock. Cash dividends will not be paid to the holders of Series C Preferred Stock.

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                  Section 7.2.4     Liquidation Rights.

                    (a)  In  the  event  of  any  liquidation,  dissolution,  or winding up of the Company, whether voluntary or involuntary, the holders of the Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any outstanding preferred stock ranking junior to the Series C Preferred Stock or the Common Stock, an amount equal to $1.00 per share. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series C Preferred Stock shall be insufficient to permit the payment to the holders thereof the full preferential amount as provided herein, then all of the assets of the Company available to be distributed shall be distributed ratably to the holders of the Series C Preferred Stock and other outstanding shares of preferred stock.

                    (b) None of the following events shall be treated as or deemed to be a liquidation hereunder:

                              (i)       A     merger,      consolidation      or
                                        reorganization of the Company;

                              (ii)      A  sale  or  other  transfer  of  all or
                                        substantially   all  of  the   Company's
                                        assets;

                              (iii)     A sale of 50% or  more of the  Company's
                                        capital    stock    then    issued   and
                                        outstanding;

                              (iv) A purchase or redemption by the Company of stock of any class; or

                              (v) Payment of a dividend or distribution from funds legally available therefor.

                  Section 7.2.5 Voting Rights. In all matters the Series C Preferred Stock shall have the same voting rights as the Common Stock on a share-for-share basis. If the Company effects a stock split which either increases or decreases the number of shares of Common Stock outstanding and entitled to vote, the voting rights of the Series C Preferred Stock shall be proportionately increased or decreased to take into effect such stock split.

                  Section 7.2.6  Conversion.  The Series C Preferred Stock shall
                  have  the  following   conversion   rights  (the   "Conversion
                  Rights"):

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                    (a)  Holder's  Optional  Right  to  Convert.  Each  share of
                         Series C Preferred Stock shall be convertible, at the option of the holder, on the Conversion Basis in effect at the time of conversion.

                    (b) Conversion Basis. The conversion basis of the Series C Preferred Stock shall be two shares of Common Stock for each share of Series C Preferred Stock, subject to adjustment as provided in Paragraph 6(d) below (the "Conversion Basis").

                    (c) Mechanics of Conversion. Before any holder of Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall (i) give written notice to the Company, at the office of the Company or of its transfer agent for the Common Stock or the Preferred Stock, that he elects to convert the same and shall state therein the number of shares of Series C Preferred Stock being converted; and (ii) surrender the certificate or certificates therefor, duly endorsed. Thereupon the Company shall promptly issue and deliver to such holder of Series C Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. The conversion shall be deemed to have been made and the resulting shares of Common Stock shall be deemed to have been issued immediately prior to the close of business on the date of such notice and surrender of the shares of Series C Preferred Stock.

                    (d)  Adjustments to the Conversion Basis.

                              (i) Stock Splits and Combinations. At any time after the Company first issues the Series C Preferred Stock and while any of the shares of Series C Preferred Stock remain outstanding, if the Company shall effect a subdivision or combination of the Common Stock, the Conversion Basis then in effect immediately before that subdivision or combination shall be proportionately adjusted. Any adjustment under this Paragraph 6(d)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                              (ii)      Reclassification,       Exchange      or
                                        Substitution.  At  any  time  after  the
                                        Company   first   issues  the  Series  C
                                        Preferred  Stock  and  while  any of the
                                        shares  of  Series  C  Preferred   Stock
                                        remain outstanding,  if the Common Stock
                                        issuable  upon  the  conversion  of  the
                                        Series  C   Preferred   Stock  shall  be
                                        changed  into  the  same or a  different
                                        number of shares of any class or classes
                                        of    stock,    whether    by    capital
                                        reorganization,   reclassification,   or
                                        otherwise  (other than a subdivision  or
                                        combination  of shares or stock dividend
                                        provided for above, or a reorganization,
                                        merger, consolidation, or sale of assets
                                        provided for elsewhere in this Paragraph
                                        6,  then  and in  each  such  event  the
                                        holder   of  each   share  of  Series  C
                                        Preferred  Stock  shall  have the  right
                                        thereafter  to convert  such shares into
                                        the kind and  amount  of shares of stock
                                        and  other   securities   and   property
                                        receivable  upon  such   reorganization,
                                        reclassification,  or other  change,  by
                                        holders  of  the  number  of  shares  of
                                        Common  Stock into which such  shares of
                                        Series C Preferred Stock might have been
                                        converted   immediately  prior  to  such
                                        reorganization,   reclassification,   or
                                        change,    all    subject   to   further
                                        adjustments as provided herein.

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                              (iii)     Reorganization,  Mergers, Consolidations
                                        or Sales of  Assets.  At any time  after
                                        the  Company  first  issues the Series C
                                        Preferred  Stock  and  while  any of the
                                        shares  of  Series  C  Preferred   Stock
                                        remain outstanding,  if there shall be a
                                        capital  reorganization  of  the  Common
                                        Stock   (other   than   a   subdivision,
                                        combination,     reclassification,    or
                                        exchange   of   shares    provided   for
                                        elsewhere  in  this  Paragraph  6,  or a
                                        merger or  consolidation  of the Company
                                        with or into another corporation, or the
                                        sale of all or substantially  all of the
                                        Company's  assets to any  other  person,
                                        then as a part  of such  reorganization,
                                        merger,    consolidation,    or    sale,
                                        provision  shall  be made  so  that  the
                                        holders of the Series C Preferred  Stock
                                        thereafter  shall be entitled to receive
                                        upon   conversion   of  the   Series   C
                                        Preferred Stock, the number of shares of
                                        stock or other securities or property of
                                        the   Company,   or  of  the   successor
                                        corporation  resulting  from such merger
                                        or  consolidation  or  sale,  to which a
                                        holder of Common Stock  deliverable upon
                                        conversion  would have been  entitled on
                                        such  capital  reorganization,   merger,
                                        consolidation,  or  sale.  In  any  such
                                        case,  appropriate  adjustment  shall be
                                        made   in   the   application   of   the
                                        provisions  of  this  Paragraph  6  with
                                        respect to the rights of the  holders of
                                        the Series C  Preferred  Stock after the
                                        reorganization,  merger,  consolidation,
                                        or sale to the end that  the  provisions
                                        of   this    Paragraph   6    (including
                                        adjustment of the Conversion Basis then in effect and the number of shares issuable upon conversion of the Series C Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                              (iv) Notices of Record Date. In the event of any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, entity, or person, or any voluntary or involuntary dissolution, liquidating, or winding up of the Company, the Company shall mail to each holder of Series C Preferred Stock at least 30 days prior to the record date specified therein, a notice specifying the date on which any such
                                        reorganization,        reclassification,
                                        transfer,     consolidation,     merger,
                                        dissolution,  liquidation, or winding up
                                        is expected to become effective, and the
                                        time, if any is to be fixed,  as to when
                                        the  holders  of record of Common  Stock
                                        (or other  securities) shall be entitled
                                        to exchange their shares of Common Stock
                                        (or other  securities) for securities or
                                        other  property  deliverable  upon  such
                                        reorganization,        reclassification,
                                        transfer,     consolidation,     merger,
                                        dissolution, liquidation, or winding up.

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                              (v)       Fractional  Shares. No fractional shares
                                        of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Company's Common Stock on the date of conversion, as determined in good faith by the Board of Directors.

                              (vi) Reservation of Stock Issuable Upon Conversion. At such time as the Company increases its authorized capital resulting in a sufficient number of shares of Common Stock becoming available for the conversion of the Series C Preferred Stock, the Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, a number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock.

                              (vii) Notices. Any notice required by the provisions of this Paragraph 6 to be given to the holder of shares of the Series C Preferred Stock shall be deemed given when personally delivered to such holder or five business days after the same has been deposited in the United
                                        States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

                              (viii) Payment of Taxes. The Company will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series C Preferred Stock.

                  Section 7.2.7     Restrictions and Limitations.

                    (a) So long as any shares of Series C Preferred Stock remain outstanding, the Company, without the vote or written consent by the holders of a majority of the then outstanding shares of Series C Preferred Stock voting as a single class, shall not:

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                              (i)       Redeem,  purchase,  or otherwise acquire
                                        for value, any share or shares of Series
                                        C Preferred Stock; and

                              (ii) Purchase, redeem, or otherwise acquire (or pay into or set aside a sinking fund for such purpose), any of the Common Stock, provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company (such as sales representatives or distributors)
                                        pursuant to  agreements  under which the
                                        Company  has the  option  to  repurchase
                                        such shares at cost upon the  occurrence
                                        of   certain   events,   such   as   the
                                        termination of employment; or

                    (b) So long as any shares of Series C Preferred Stock remain outstanding, the Company, without the approval by vote or written consent of the holders of a majority of the then outstanding shares of Series C Preferred Stock, voting as a separate class, shall not take any action which would:

                              (i) Alter or change any of the rights, preferences, privileges of, or limitations provided for herein for the benefit of any shares of the Series C Preferred Stock; or

                              (ii) Increase the authorized number of shares of the Series C Preferred Stock.

                  Section 7.2.8 No Reissuance of Series C Preferred Stock. No share or shares of Series C Preferred Stock acquired by the Company by reason of conversion or otherwise shall be reissued as Series C Preferred Stock, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of preferred stock of the Company.

                  Section 7.2.9 No Redemption. The Series C Preferred Stock is not redeemable by the Company, and the Company is not required to establish any sinking fund or other fund for the benefit of the holders of the Series C Preferred Stock.

         Section 7.3 A series of the class of Preferred Stock of the Company, is hereby created, such series to be designated Series D Voting Convertible Preferred Stock, with the designations and amount thereof, together with the voting powers, preferences and relative, participating, optional and other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, to be as follows:

                  Section 7.3.1 Designation, Amount and Definitions .Twenty four million (24,000,000) shares of the Company's Authorized Preferred Stock, par value $.01 per share, are designated as shares of Series D Voting Convertible Preferred Stock (The "Series D Voting Preferred Stock").Unless the context otherwise requires, the terms defined in this Section 7.3 shall have, for all purposes of this resolution, the meanings herein specified:

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                  Common  Stock.  The term "Common  stock" shall mean all shares now or hereafter authorized of any class of Common stock of the Corporation and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of Preferred Stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

                  Issue Date. The term "Issue Date" shall mean the date that shares of Series D Preferred Stock are first issued by the Corporation.

                  Junior Stock. The term "Junior Stock" shall mean, for purposes of paragraph 7.3.2 below, any class or series of stock of the Corporation authorized after the Issue Date not entitled to receive any dividends in any dividend period unless any dividends required to have been paid or declared and set apart for payment on the Series D Preferred Stock shall have been so paid or declared and set apart for payment and, for purposes of paragraph 7.3.3 below, shall mean common stock and any other class or series of stock of the Corporation authorized after the Issue Date not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series D Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

                  Parity Stock. The term "Parity Stock" shall mean, for purposes of paragraph 2 below the common stock and any other class or series of stock of the Corporation authorized after the Issue Date entitled to receive payment of dividends subject only to those preferential rights of dividends granted to the Series D Preferred Stock and, for purposes of paragraph 7.3.3 below, shall mean any class or series of stock of the Corporation authorized after the Issue Date entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation subject to only those preferential rights and preference granted to the Series D Preferred Stock.

                  Senior Stock. The term "Senior Stock" shall mean, for purposes of paragraph 7.3.2 below, any class or series of stock of the Corporation authorized before the Issue Date of the Series D Preferred Stock except for those preferential rights as granted herein but the right to receive dividends providing all dividends granted to the Series D Preferred Stock shall have been paid or set aside to be paid, and, for purposes of paragraph 7.3.3 below, shall mean any class or series of stock of the Corporation authorized after the Issue Date ranking equal to the Series D Preferred Stock and the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation except for those preferential rights granted to the Series D Preferred Stock herein.

                  Subscription Price. The term "Subscription Price" shall mean Forty One and Two-thirds cents ($.41667) per share.


                  Section 7.3.2 Dividends The Series D Preferred Stock, notwithstanding the prior preferences, if any, granted to any other class or series of stock before or after the Issue Date shall entitle the holder of record thereof to dividends at the rate of One Cent ($.01) per share.

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                  So long as any  shares of Series D  Preferred  Stock  shall be outstanding,  the  Company  shall  not  declare  or pay on any
                  Junior  Stock  any  dividend  whatsoever,   whether  in  cash,
                  property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared, together with cash in lieu of fractional shares), nor shall the Company make any distribution on any Junior Stock, nor shall any Junior Stock be purchased or redeemed by the Company or any of its subsidiaries of which it owns not less than 51% of the outstanding voting stock, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Series D Preferred Stock shall have been entitled for all previous dividend periods shall have been paid or declared and a sum of money sufficient for the payment thereof set apart.

                  Section 7.3.3 Distribution Upon Liquidation, Dissolution or Winding Up In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Company, and before any distribution or payment to any other class of series of stock, the holders of the Series D Preferred Stock shall be entitled to be paid the Subscription Price per share plus accrued dividends, if any, in cash or in property taken at its fair market value as mutually agreed by the Board of Directors and the holders of the Series D Preferred Stock. If such payment shall have been made in full to the holders of the Series D Preferred Stock, and if payment shall have been made in full to the holders of any Senior Stock and Parity Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of the Company shall be distributed among the holders of Junior
                  Stock, according to their respective shares. If, upon liquidation, dissolution or other winding up of the affairs of the Company, the net assets of the Company distributable among the holders of the outstanding shares of Series D Preferred Stock shall be insufficient to permit the payment in full of such holder of the preferential amounts to which they are entitled, then the entire assets of the Company shall be distributed among the holders of the Series D Preferred Stock ratably in proportion to the full amounts to which they would otherwise be entitled. Neither the consolidation or merger of the Company into or with another Company or Companys, nor the sale of all or substantially all of the assets of the Company to another Company or Companys shall be deemed liquidation, dissolution or winding up of the affairs of the Company within the meaning of this paragraph 3.

                  Section 7.3.4 Redemption Program Subject to the provisions of the applicable Colorado Business Corporations Act, the Company, at the option of the Board of Directors, may at any time or from time to time redeem the whole or any part of the outstanding Series D Preferred Stock. Upon redemption the Company shall pay for each share redeemed the amount of One Dollar $1.00 per share payable in cash/or in shares of the Company's Common Stock plus such sum hereinafter being referred to as the redemption price. Such redemption shall be on an all-or-nothing basis.

                  At least thirty days previous notice by mail, postage prepaid, shall be given to the holders of record of the Series D Preferred Stock to be redeemed, such notice to be addressed to each such shareholder at the address of such holder appearing on the books of the Company or given to such holder to the Company for the purpose of notice, or if no such address appears or is given, at the place where the principal office of the Company is located. Such notice shall state the date fixed for redemption and the redemption price, and shall call upon the holder to surrender to the Company on said date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the date fixed for redemption and stated in such notice, each holder of Series D Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefore, notwithstanding that the certificates evidencing any Series D Preferred Stock called for redemption shall not have been surrendered, the dividends with respect to the shares so called for redemption shall forthwith after such date cease and determine, except only the right of the holders to receive the redemption price without interest upon surrender of their certificates therefore.

                  If, on or prior to any date fixed for redemption or Series D Preferred Stock, the Company deposits, with any bank or trust company as a trust fund, the number of shares of Common Stock of a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, or deliver, on or after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the shares so called shall be redeemed and any dividends on those shares shall cease to accrue after the date fixed for redemption. The deposit shall constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares without interest, upon the surrender of their certificates therefore. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Company. If the holders of Series D Preferred Stock so called for redemption shall not, at the end of six years from the date fixed for redemption thereof, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Company such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Company for payment of the redemption price.

                  Section 7.3.5 Voting Rights The holders of the Series D Preferred Stock issued and outstanding, except as otherwise provided by law or by the Articles of Incorporation of the Company, shall have and possess the right to notice of shareholders' meetings and the right to vote upon the election of directors or any other matter together with holders of all other classes of voting stock of the Company, on the basis of one vote for each share of Series D Preferred Stock.

                                                               W:\NM\STK\ART.AMD

                  Section 7.3.6 Conversion "Each share of Series D Convertible Preferred Stock shall be convertible into .41667 shares of the Corporation's common stock, notwithstanding the effects of any stock dividend or forward or reverse stock split by the Corporation subsequent to the issue date. In no event shall the total number of Series D Convertible Preferred Stock shares be converted into more than Ten Million (10,000,000) shares of common stock. Such right to convert shall commence as of the Issue Date and shall continue thereafter for a period of five years, such period ending on the fifth anniversary of the issue date. In the event that the holder(s) of the Series D Convertible Preferred Stock elect to convert such shares into common stock, the holder(s) of the Series D Convertible Preferred Stock shall have sixty (60) days from the date of such notice in which to tender their shares of Series D Convertible Preferred Stock to the Corporation in accordance with this paragraph.

                  Section 7.3.7 Exclusion of Other Rights Except as may otherwise be required by law, the shares of Series D Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Articles of Incorporation, as amended. The shares of Series D Preferred Stock shall have no preemptive or subscription rights.

                  Section 7.3.8 Protective Provisions So long as any of the Series D Preferred Stock shall be outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the total number of shares of Series D Preferred Stock outstanding:

                    (a) Alter or change the rights, preferences or privileges of the Series D Preferred Stock so as to adversely affect in any manner the Series D Preferred Stock; or

                    (b) Increase the authorized number of Series D Preferred Stock; or

                    (c) Create any new class of shares having preferences over or being on a parity with the Series D Preferred Stock as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement of all Series D Preferred Stock then outstanding; or

                    (d)  Repurchase any of the Company's common stock; or

                    (e) Merge or consolidate with any other Company, except into or with a wholly-owned subsidiary of the Company with the requisite shareholder approval; or

                    (f) Sell, convey or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the property or business of the Company; or

                    (g) Incur, assume or guarantee any indebtedness (other than such as may be represented by the obligation to pay rent under leases) maturing more than 18 months after the date on which it is incurred, assumed or guaranteed by the Company, except purchase money obligations, obligations assumed as part of the price of property purchased, or the extension, renewal or refunding of any thereof.

                  Section 7.3.9 Headings or Subdivisions The heading of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereto.

                  Section 7.3.10 Severability of Provisions If any right, preference or limitation of the Series D Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                  Section 7.3.11 Status of Reacquired Stock Stock of Series D Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the State of Colorado) have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued."

         The above designations of the rights, preferences and privileges of the Series C Preferred Stock were adopted on June 1, 1995 by the Board of Directors then in office.

         The above designations of the rights, preferences and privileges of the Series D Preferred Stock were adopted on April 30, 1993 by the Board of Directors then in office.

         IN WITNESS WHEREOF, said Nona Morelli's II, Inc. has caused these Articles of Amendment to be duly executed by its Chief Executive Officer and attested to by its Secretary this___ day of September, 1996.


                                        NONA MORELLI'S II, INC.


                                        By:  /s/  Fred G. Luke
                                           ------------------------------------
                                                  Fred G. Luke,
                                                  Chief Executive Officer

ATTEST:



/s/  John D. Desbrow
   ---------------------------
     John D. Desbrow, Secretary